SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2002

American Electric Automobile Company, Inc.

(State or Other Jurisdiction of Incorporation)

0-29657	33-0727323
(Commission File Number)	(IRS Employer Identification No.)

7270 Woodbine Avenue, Suite 200, Markham, Ontario L3R 4B9

(Address of Principal Executive Offices) (Zip Code)

(905) 947-9925

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

  On May 31, 2002, the Company accepted the resignations of Pierre Quilliam as President, C.E.O. and Director, of Stephen Cohen as Secretary, Treasurer and Director, and of Denise Quillliam as Director of the Company effective June 1, 2002.
  On May 31, 2002 the Company elected Marc Hazout as President and Chief Executive Officer and appointed him to the Board of Directors effective June 1, 2002.
  On May 31, 2002, the Company elected Jason Chung as Chief Financial Officer and appointed him to the Board of Directors effective June 1, 2002.
  On May 31, 2002, the Company appointed Duk Jin Jang as Chairman of the Board of Directors effective June 1, 2002.
  On May 31, 2002, the Company appointed John Chung to the Board of Directors effective June 1, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duty authorized.
AMERICAN ELECTRIC AUTOMOBILE COMPANY, INC.
Date: June 11, 2002	By: /s/ Marc Hazout
Marc Hazout, President and C.E.O.